CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the inclusion by reference in this Proxy Statement on Form N-14 ("the Proxy Statement") of our report dated February 27, 2008, relating to the financial statements of Highland Credit Strategies Fund (the "Fund"). We also consent to the references to us under the heading "Experts," and as the "Independent Registered Public Accounting Firm" for the Fund in such Proxy Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
April 17, 2008